Tidal Trust I 485BPOS

Exhibit 99.(d)(xxiii)(1)

FIRST AMENDMENT TO THE

INVESTMENT ADVISORY AGREEMENT

THIS FIRST AMENDMENT dated as of October 22, 2026, to the Investment Advisory Agreement dated as of October 9, 2025 (the “Agreement”), is entered into by and between Tidal Trust I (the “Trust”), on behalf of the series of the Trust as indicated on Schedule A to the Agreement, as may be amended from time to time, and TIDAL INVESTMENTS LLC (hereinafter called the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend Schedule A to add the following series:

FINQ CORE U.S. Large Cap AI- Managed Equity ETF (the “New Fund”); and

WHEREAS, Section 21 of the Agreement allows for the amendment of the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Schedule A of the Agreement is hereby superseded and replaced with Amended Schedule A attached hereto, for the purpose of adding the New Fund, to be effective at the time the New Fund commences operation pursuant to an effective amendment to the Trust’s Registration Statement under the Securities Act of 1933, as amended.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

[Signature Page Follows]

TIDAL TRUST I		TIDAL INVESTMENTS, LLC
on behalf of its series listed on Amended Schedule A

By:	/s/Eric Falkeis	By:	/s/Jay Pestrichelli
Name:	Eric Falkeis	Name:	Jay Pestrichelli
Title:	President	Title:	Chief Investment Officer
Date:	10/27/2026	Date:	10/26/2026

Amended Schedule A

to the

Investment Advisory Agreement

by and between

Tidal Trust I and Tidal Investments LLC

Fund Name	Advisory Fee	Effective Date
FINQ FIRST U.S. Large Cap AI-Managed Equity ETF	0.70%	10/19/2025
FINQ DOLLAR NEUTRAL U.S. Large Cap AI-Managed Equity ETF	1.25%	10/19/2025
FINQ CORE U.S. Large Cap AI- Managed Equity ETF	0.53%	Commencement of Operations